UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2005

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124977	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana		46904-9013
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.05 Amendment’s to the Registrant’s Code of Ethics, or Waiver of Provision of the Code of Ethics.

On August 15, 2005, the Board of Directors of Haynes International, Inc. (the “Company”) adopted an amended and restated Code of Business Conduct and Ethics (the “Code of Ethics”), applicable to all of the Company’s employees, including the Chief Executive Officer, Chief Financial Officer and controller.  The amendments principally relate to (i) the Company’s retention of an independent third party to operate a telephone and email whistleblower hotline for employees of the Company and other third parties to report violations of the Code of Ethics, illegal or unethical behavior by employees of the company, or violations of the Company’s accounting policies; (ii) the addition of provisions regarding confidentiality, handling of the Company’s books and records, and the proper use of the Company’s assets; (iii) the protections afforded to whistleblowers under the Code of Ethics; and (iv) the investigation of reports made to the Company through the whistleblower hotline or otherwise.  The above disclosure represents only a summary of the amendments to the Code of Ethics and readers are encouraged to review the full text of the Code of Ethics, a copy of which is filed with this Form 8-K as Exhibit 14.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The exhibit index included at the end of this filing is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: August 18, 2005	By:	/s/ Marcel Martin
Marcel Martin
Vice President, Finance and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

14	Code of Business Conduct and Ethics, as adopted by the Board of Directors on August 15, 2005.